UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 26, 2013

Date of Report

(Date of earliest event reported)

FAB UNIVERSAL CORP.

(Exact name of registrant as specified in its charter)

COLORADO	001-33935	87-0609860
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of principal executive offices)

(412) 621-0902

Registrant's telephone number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 26, 2013, FAB Universal Corp., a Colorado corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  A total of 14,331,493 shares, representing 69.15 percent of the Company’s total outstanding shares of voting common stock and a quorum, were in attendance at the meeting in person or by proxy.

At the Annual Meeting, 6,970,263 votes were cast in favor of the approval of the Company’s 2013 Stock Option Plan, with 1,099,230 shares voting against, 44,279 shares abstaining, and 6,217,721 broker non-votes.

A total of 14,067,740 shares of common stock were voted in favor of the ratification of the Board of Directors’ selection of Friedman LLP as the Company’s independent auditors for the fiscal year ended December 31, 2013, with 216,832 shares voted against, 46,921 shares abstaining, and no broker non-votes.

Each of the above figures represents the final voting results of each of the matters submitted to a vote of the Company’s common stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAB UNIVERSAL CORP.

Date:	6/28/2013	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and President